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                                                                    Exhibit 23.2


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the use of our report included in this registration statement and to the incorporation by reference in this registration statement of our report dated November 18, 1999 included in Hadco Corporation's Form 10-K for the year ended October 30, 1999 and to all references to our Firm included in this registration statement.



Arthur Andersen LLP

/s/ Arthur Andersen LLP

Boston, Massachusetts
May 19, 2000